UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event reported):
June 17, 2022 (June 15, 2022)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware		46-4841717
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 15, 2022, National Vision Holdings, Inc. (“National Vision” or the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:
Proposal 1: Election of Directors
Stockholders elected three director nominees to hold office for terms expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
D. Randolph Peeler	76,990,362	515,043	1,489,957
Heather Cianfrocco	77,014,901	490,504	1,489,957
Jose Armario	77,100,417	404,988	1,489,957
Proposal 2: Advisory Vote on Executive Compensation
Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
73,471,180	3,959,018	75,207	1,489,957

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2022.

For	Against	Abstained	Broker Non-Votes
77,208,669	1,737,915	48,778	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 17, 2022	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary